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                                                                    EXHIBIT 1(b)


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                      PRUDENTIAL SELECTED GROWTH FUND, INC.
                              ARTICLES OF AMENDMENT


          Prudential Selected Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the corporation is hereby amended by striking out Article I. and inserting in lieu thereof the following:

          The name of the corporation is Prudential Emerging Growth Fund, Inc.

          SECOND: The amendment of the charter of the corporation as hereinabove set forth has been duly advised by the board of directors and there is no stock entitled to vote on the matter.

          IN WITNESS WHEREOF, Prudential Selected Growth Fund, Inc., has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on October 14, 1996.



                                        PRUDENTIAL SELECTED GROWTH FUND, INC.

                                        By: /s/ Robert F. Gunia
                                           ------------------------------------
                                             Robert F. Gunia
                                             President



ATTEST:

By: /s/ Robert Nisi
   ---------------------------
     Robert Nisi
     Assistant Secretary


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     THE UNDERSIGNED, President of Prudential Selected Growth Fund, Inc., who
executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        By: /s/ Robert F. Gunia
                                           ------------------------------------
                                             Robert F. Gunia
                                             President



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